                                                                       EXHIBIT 6


                             DISTRIBUTION AGREEMENT


         AGREEMENT made as of January 1, 1997, between MERRILL LYNCH INDEX FUNDS, INC., a Maryland corporation (the "Corporation"), on behalf of its series listed on Appendix A hereto (the "Funds"), and MERRILL LYNCH FUNDS DISTRIBUTOR, INC., a Delaware corporation (the "Distributor").

                            W I T N E S S E T H :

         WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end investment company, and it is affirmatively in the interest of the Corporation to offer its shares for sale continuously; and

         WHEREAS, the Directors of the Corporation (the "Directors") are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares of common stock, par value $0.0001 per share (the "Shares"); and

         WHEREAS, the Directors have established and designated the Funds as series of the Corporation; and

         WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

         WHEREAS, the Corporation and the Distributor wish to enter into an agreement with each other with respect to the subscription offering and the continuous offering of the Funds' Shares in order to promote the growth of the Funds and facilitate the distribution of the Shares.

         NOW, THEREFORE, the parties agree as follows:

         Section 1. Appointment of the Distributor. The Corporation hereby appoints the Distributor as the principal underwriter and distributor of the Funds to sell the Shares to the public and hereby agrees during the term of this Agreement to sell the Shares to the Distributor upon the terms and conditions herein set forth.

         Section 2. Exclusive Nature of Duties. The Distributor shall be the exclusive representative of the Funds to act as principal underwriter and distributor of the Shares, except that:

         (a) The Corporation may, with respect to any Fund, upon written notice to the Distributor, from time to time designate other principal underwriters and distributors of the Shares with respect to areas other than the United States as to which the Distributor may have expressly waived in writing its right to act as such. If such designation is deemed exclusive, the right of the Distributor under this Agreement to sell the Shares in the areas so designated shall terminate, but this Agreement shall remain otherwise in full effect until terminated in accordance with the other provisions hereof.

         (b) The exclusive right granted to the Distributor to purchase Shares from each Fund shall not apply to Shares issued in connection with the merger or consolidation of any other investment company or personal holding company with a Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by a Fund.

         (c) Such exclusive right also shall not apply to Shares issued by a Fund pursuant to reinvestment of dividends or capital gains distributions.

         (d) Such exclusive right also shall not apply to Shares issued by a Fund pursuant to any conversion, exchange or reinstatement privilege afforded redeeming shareholders or to any other Shares as shall be agreed between the Corporation and the Distributor from time to time.

         Section 3.  Purchase of Shares from the Corporation.

         (a) Prior to the continuous offering of the Shares of a Fund, commencing on a date agreed upon by the Corporation and the Distributor, the Distributor may solicit subscriptions for Shares during a subscription period which shall last for such period as may be agreed upon by the parties hereto. If so, the subscriptions will be due and payable on the fifth business day after the conclusion of the subscription offering, at which time the Shares will be issued against payment and the Funds will commence operations.

         (b) After the subscription offering, if any such offering is made, or at such other time agreed to by the Distributor and the Corporation, each Fund will commence an offering of Shares and thereafter the Distributor shall have the right to buy from the Corporation the Shares needed, but not more than the Shares needed (except for clerical errors in transmission) to fill unconditional orders for Shares of a Fund placed with the Distributor by eligible investors or securities dealers. The price which the Distributor shall pay for the Shares so purchased from a Fund shall be the net asset value, determined as set forth in Section 3(d) hereof.

         (c) The Shares are to be resold by the Distributor to investors at net asset value, as set forth in Section 3(d) hereof, or to securities dealers having agreements with the Distributor upon the terms and conditions set forth in Section 7 hereof.

         (d) The net asset value of the Shares shall be determined by the Corporation or any agent of the Corporation in accordance with the method set forth in the prospectus and statement of additional information and guidelines established by the Board of Directors of the Corporation (the "Directors").

         (e) The Corporation shall have the right to suspend the sale of Shares of any Fund at any time. In addition, the Corporation shall have the right to suspend the sale of Shares at times when redemption is suspended pursuant to the conditions set forth in Section 4(b) hereof. The Corporation shall also have the right to suspend the sale of Shares if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by Federal or New York authorities, or if there shall have been some other event, which, in the judgment of the Corporation, makes it impracticable or inadvisable to sell the Shares.

         (f) The Corporation, or any agent of the Corporation designated in writing by the Corporation, shall be promptly advised of all purchase orders for Shares received by the Distributor. Any order may be rejected by the Corporation; provided, however, that the Corporation will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Shares. The Corporation (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by the Corporation (or its agent) of payment therefor, will deliver deposit receipts or certificates for such Shares pursuant to the instructions of the Distributor. Payment shall be made to the Corporation in New York Clearing House Funds. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Corporation (or its agent).

         Section 4.  Repurchase or Redemption of Shares by the Corporation.

         (a) Any of the outstanding Shares may be tendered for redemption at any time, and the Corporation agrees to repurchase or redeem the Shares so tendered in accordance with its obligations as set forth in Article VI of its Articles of Incorporation, as amended from time to time, and in accordance with the applicable provisions set forth in the prospectus and statement of additional information relating to the Funds. The price to be paid to redeem or repurchase the Shares shall be equal to the net asset value calculated in accordance with the provisions of Section 3(d) hereof, less any contingent deferred sales charge ("CDSC"), redemption fee or other charge(s), if any, set forth in the prospectus and statement of additional information relating to the Fund. All payments by the Corporation hereunder shall be made in the manner set forth below.

         The Corporation shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor on or before the seventh business day subsequent to its having received the notice of redemption in proper form. The proceeds of any redemption of shares shall be paid by the Corporation as follows: (i) any applicable CDSC shall be paid to the Distributor, and (ii) the balance shall be paid to or for the account of the shareholder, in each case in accordance with the applicable provisions of the prospectus and statement of additional information.

         (b) Redemption of Shares or payment may be suspended at any time and, in addition, may be suspended at times when the New York Stock Exchange is closed, when trading on said Exchange is suspended, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal of securities owned by a Fund is not reasonably practicable or it is not reasonably practicable for the Corporation to fairly determine the value of the net assets of the Fund, or during any other period when the Securities and Exchange Commission, by order, so permits.

         Section 5.  Duties of the Corporation.

         (a) The Corporation shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of any Fund, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Corporation by independent public accountants. The Corporation shall make available to the Distributor such number of copies of its prospectus and statement of additional information relating to the Fund as the Distributor shall reasonably request.

         (b) The Corporation shall take, from time to time, but subject to any necessary approval of Fund shareholders, all necessary action to fix the number of authorized shares and such steps as may be necessary to register the same under the Securities Act of 1933, as amended (the "Securities Act"), to the end that there will be available for sale such number of Shares as the Distributor reasonably may be expected to sell.

         (c) The Corporation shall use its best efforts to make such filings as may be required in connection with the sale of Shares in such states as the Distributor and the Corporation may approve. As provided in Section 8(c) hereof, the expense of such filings shall be borne by the Corporation.

         (d) The Corporation will furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports of the Funds.

         Section 6.  Duties of the Distributor.

         (a) The Distributor shall devote reasonable time and effort to effect sales of Shares of the Funds but shall not be obligated to sell any specific number of Shares. The services of the Distributor to the Corporation hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

         (b) In selling the Shares of the Funds, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all Federal and state laws relating to the sale of such securities. Neither the Distributor nor any selected dealer, as defined in Section 7 hereof, nor any other person is authorized by the Corporation to give any information or to make any representations, other than those contained in the registration statement or related prospectus and statement of additional information and any sales literature specifically approved by the Corporation.

         (c) The Distributor shall adopt and follow procedures, as approved by the officers of the Corporation, for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, Inc. (the "NASD"), as such requirements may from time to time exist.

         Section 7.  Selected Dealer Agreements.

         (a) The Distributor shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") for the sale of Shares; provided, that the Corporation shall approve the forms of agreements with dealers. Shares sold to selected dealers shall be for resale by such dealers only at net asset value determined as set forth in
Section 3(d) hereof. The form of agreement with selected dealers to be used during any subscription period as described in Section 3(a) is attached hereto as Exhibit A and the form of agreement with selected dealers to be used in the continuous offering of the shares is attached hereto as Exhibit B.

         (b) Within the United States, the Distributor shall offer and sell Shares only to such selected dealers that are members in good standing of the NASD.

         Section 8.  Payment of Expenses.

         (a) The Corporation shall bear all costs and expenses of the Funds, including fees and disbursements of the Corporation's counsel and auditors, in connection with the preparation and filing of any required registration statements and/or prospectuses and statements of additional information under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such registration statements, prospectuses, statements of additional information, annual or interim reports or proxy materials).

         (b) The Distributor shall be responsible for any payments made to selected dealers as reimbursement for their expenses associated with payments of sales commissions to financial consultants. In addition, after the prospectuses, statements of additional information and annual and interim reports have been prepared and set in type, the Distributor shall bear the costs and expenses of printing and distributing any copies thereof which are to be used in connection with the offering of Shares to selected dealers or investors pursuant to this Agreement. The Distributor shall bear the costs and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by selected dealers in connection with the offering of the Shares for sale to the public and any expenses of advertising incurred by the Distributor in connection with such offering. It is understood and agreed that if the Corporation adopts, pursuant to Rule 12b-1 under the Investment Company Act, a Distribution Plan providing for the payment by one or more of the Funds of expenses of related to distribution of Shares, any expenses incurred by the Distributor hereunder may be paid from amounts recovered by it from the Fund under such Plan.

         (c) The Corporation shall bear the cost and expenses of qualification of the Shares for sale pursuant to this Agreement and, if necessary or advisable in connection therewith, of qualifying the Corporation as a broker or dealer in such states of the United States or other jurisdictions as shall be selected by the Corporation and the Distributor pursuant to Section 5(c) hereof.

         Section 9.  Indemnification.

         (a) The Corporation shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information, as from time to time amended and supplemented, or an annual or interim report to shareholders of the Funds, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Corporation in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Corporation in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Corporation or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Corporation to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Corporation in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Corporation of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Corporation will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Corporation elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Corporation elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but in case the Corporation does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses, as incurred, of any counsel retained by them. The Corporation shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of the Shares.

         (b) The Distributor shall indemnify and hold harmless the Corporation and each of its Directors and officers and each person, if any, who controls the Corporation against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Corporation in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Corporation or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Corporation, and the Corporation and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 9.

         Section 10. Merrill Lynch Mutual Fund Advisor Program. In connection with the Merrill Lynch Mutual Fund Adviser Program, the Distributor and its affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated, are authorized to offer and sell shares of the Corporation, as agent for the Corporation, to participants in such program as described in the prospectus and statement of additional information of the Funds. The terms of this Agreement shall apply to such sales, including terms as to the offering price of shares, the proceeds to be paid to the Funds, the duties of the Distributor, the payment of expenses and indemnification obligations of the Corporation and the Distributor.

         Section 11.  Duration and Termination of this Agreement.   This
Agreement shall become effective as of the date first above written and shall remain in force until December 31, 1998 and thereafter, but only for so long as such continuance is specifically approved at least annually by (i) the Directors or by the vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         This Agreement may be terminated at any time, without the payment of any penalty, by the Directors or by vote of a majority of the outstanding voting securities of the Corporation, or by the Distributor, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

         The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

         Section 12. Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Directors or by the vote of a majority of outstanding voting securities of the Corporation and (ii) by the vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         Section 13. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                        MERRILL LYNCH INDEX FUNDS, INC.


                        By:  /s/ Terry K. Glenn
                             ------------------------------
                                 Title: President

                        MERRILL LYNCH FUNDS DISTRIBUTOR, INC.


                        By:  /s/ Gerald M. Richard
                             ---------------------------------------
                                 Title: Vice President and Treasurer

                                                                      Appendix A


                   SERIES OF MERRILL LYNCH INDEX FUNDS, INC.


                        Merrill Lynch S&P 500 Index Fund
                       Merrill Lynch Small Cap Index Fund
                    Merrill Lynch Aggregate Bond Index Fund
                     Merrill Lynch International Index Fund





As of January 1, 1997

                                                                       EXHIBIT 6


                                                                       EXHIBIT A


                        MERRILL LYNCH INDEX FUNDS, INC.

                           SELECTED DEALER AGREEMENT
                             FOR SUBSCRIPTION PERIOD


Ladies and Gentlemen:

         Merrill Lynch Funds Distributor, Inc. (the "Distributor") has an agreement with Merrill Lynch Index Funds, Inc., a Maryland corporation (the "Corporation") on behalf of its series listed on Appendix A hereto (the "Funds"), pursuant to which it acts as the distributor for the sale of shares of common stock, par value $0.0001 per share (the "shares"), of the Funds, and as such has the right to distribute shares of the Funds for resale. The Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended, and the Funds' shares being offered to the public are registered under the Securities Act of 1933, as amended (the "Securities Act"). Such shares and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus and Statement of Additional Information of the Funds (the "Prospectus" and "Statement of Additional Information," respectively). You have received a copy of the Distribution Agreement (the "Distribution Agreement") between the Distributor and the Corporation and reference is made herein to certain provisions of such Distribution Agreement. This Agreement relates solely to the subscription period described in Section 3(a) of such Distribution Agreement. Subject to the foregoing, as principal, we offer to sell to you, as a member of the Selected Dealers Group, shares of the Funds upon the following terms and conditions:

         1. The subscription period referred to in Section 3(a) of the Distribution Agreement will continue through ________________ ___, 1996. The subscription period may be extended upon agreement between the Corporation and the Distributor. Subject to the provisions of such Section and the conditions contained herein, we will sell you on the fifth business day following the termination of the subscription period, or such other date as we may advise (the "Closing Date"), such number of shares as to which you have placed orders with us not later than 5:00 P.M. on the second full business day preceding the Closing Date.

         2. In all sales of shares to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Corporation or the Funds, for us or for any other member of the Selected Dealers Group, except in connection with the Merrill Lynch Mutual Fund Adviser program and such other special programs as we from time to time agree, in which case you shall have authority to offer and sell shares, as agent for the Funds, as described in the Prospectus and Statement of Additional Information, to participants in such programs.

         3. You shall not place orders for any of the shares unless you have already received purchase orders for such shares at the applicable public offering prices and subject to the terms hereof and of the Distribution Agreement. All orders are subject to acceptance by the Distributor or the Corporation in the sole discretion of either. The minimum initial and subsequent purchase requirements are as set forth in the Prospectus, as amended from time to time. You agree that you will not offer or sell any of the shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell shares you will furnish to each person to whom any such sale or offer is made a copy of the Prospectus and, if requested, the Statement of Additional Information (as then amended or supplemented) relating to the Funds and will not furnish to any person any information relating to the shares of the Funds which is inconsistent in any respect with the information contained in the Prospectus and Statement of Additional Information (as then amended or supplemented) or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the Corporation.

         4. Payment for shares purchased by you is to be made by certified mail or official bank check at the office of Merrill Lynch Funds Distributor, Inc., Box 9081, Princeton, New Jersey 08543-9081, on such date as we may advise, in New York Clearing House funds payable to the order of Merrill Lynch Funds Distributor, Inc. against delivery by us of non-negotiable share deposit receipts ("Receipts") issued by Merrill Lynch Financial Data Services, Inc., as shareholder servicing agent, acknowledging the deposit with it of the shares so purchased by you. You agree that as promptly as practicable after the delivery of such shares you will issue appropriate written transfer instructions to the Corporation or to the shareholder servicing agent as to the purchasers to whom you sold the shares.

         5. No person is authorized to make any representations concerning shares of the Funds except those contained in the current Prospectus and Statement of Additional Information relating to the Funds and in such printed information subsequently issued by us or the Corporation as information supplemental to such Prospectus and Statement of Additional Information. In purchasing shares through us you shall rely solely on the representations contained in the Prospectus and Statement of Additional Information and supplemental information above mentioned. Any printed information which we furnish you other than the Prospectus and Statement of Additional Information, periodic reports and proxy solicitation material are our sole responsibility and not the responsibility of the Corporation, and you agree that the Corporation shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

         6. You agree to deliver to each of the purchasers making purchases from you a copy of the then current Prospectus and, if requested, the Statement of Additional Information at or prior to the time of offering or sale and you agree thereafter to deliver to such purchasers copies of the annual and interim reports and proxy solicitation materials relating to the Funds. You further agree to endeavor to obtain proxies from such purchasers. Additional copies of the Prospectus and Statement of Additional Information, annual or interim reports and proxy solicitation materials of the Corporation will be supplied to you in reasonable quantities upon request.

         7. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of shares of any Fund entirely. Each party hereto has the right to cancel this Agreement upon notice to the other party.

         8. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the subscription period. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph is intended to operates as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act or of the miles and regulations of the Securities and Exchange Commission issued thereunder.

         9. You represent that you are a member of the National Association of Securities Dealers, Inc. and, with respect to any sales in the United States, we both hereby agree to abide by the Rules of Fair Practice of such Association.

         10. Upon application to us, we will, inform you as to the states in which we believe the shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obligation as to your right to sell shares in any Jurisdiction. We will file with the Department of State in New York a Further State Notice with respect to the shares, if necessary.

         11. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

         12. You agree that you will not sell any shares of the Funds to any account over which you exercise discretionary authority.

         13. This Agreement shall terminate at the close of business on the Closing Date, unless earlier terminated, provided, however, this Agreement
shall continue after termination for the purpose of   settlement of accounts
hereunder.

                                        MERRILL LYNCH FUNDS DISTRIBUTOR, INC.


                                        By:
                                           ----------------------------------
                                                (Authorized Signature)

Please return one signed copy of this Agreement to:

         MERRILL LYNCH FUNDS DISTRIBUTOR, INC.
         Box 9081
         Princeton, New Jersey 08543-9081

Accepted:

         Firm Name:       Merrill Lynch, Pierce, Fenner & Smith Incorporated

         By:
                          ----------------------------------
         Address:         800 Scudders Mill Road
                          Plainsboro, New Jersey 08536

         Date:            ________________________, 199_

                                                                       EXHIBIT 6

                                                                       EXHIBIT B

                        MERRILL LYNCH INDEX FUNDS, INC.


                           SELECTED DEALER AGREEMENT

Gentlemen:

         Merrill Lynch Funds Distributor, Inc. (the "Distributor") has an agreement with Merrill Lynch Index Funds, Inc., a Maryland corporation (the "Corporation") on behalf of its series listed on Appendix A hereto (the "Funds"), pursuant to which it acts as the distributor for the sale of shares of common stock, par value $0.0001 per share (the "shares"), of the Funds and as such has the right to distribute shares for resale. The Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended, and its shares being offered to the public are registered under the Securities Act of 1933, as amended. You have received a copy of the Distribution Agreement (the "Distribution Agreement") between ourself and the Corporation on behalf of the Funds and reference is made herein to certain provisions of such Distribution Agreement. The terms "Prospectus" and "Statement of Additional Information" as used herein refer to the prospectus and statement of additional information, respectively, relating to the Funds on file with the Securities and Exchange Commission which is part of the most recent effective registration statement pursuant to the Securities Act of 1933, as amended. We offer to sell to you, as a member of the Selected Dealers Group, shares of the Funds upon the following terms and conditions:

         1. In all sales of shares to the public, you shall act as dealer for your own account and in no transaction shall you have any authority to act as agent for the Corporation or the Funds, for us or for any other member of the Selected Dealers Group, except in connection with the Merrill Lynch Mutual Fund Adviser program and such other special programs as we from time to time agree, in which case you shall have authority to offer and sell shares, as agent for the Funds, as described in the Prospectus and Statement of Additional Information, to participants in such programs.

         2. Orders received from you will be accepted through us only at the public offering price applicable to each order, as set forth in the current Prospectus and Statement of Additional Information. The procedure relating to the handling of orders shall be subject to Section 4 hereof and instructions which we or the Corporation shall forward from time to time to you. All orders are subject to acceptance or rejection by the Distributor or the Corporation in the sole discretion of either. The minimum initial and subsequent purchase requirements are as set forth in the current Prospectus and Statement of Additional Information.

         3. You shall not place orders for any of the shares unless you have already received purchase orders for such shares at the applicable public offering prices and subject to the terms hereof and of the Distribution Agreement. You agree that you will not offer or sell any of the shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell shares you will furnish to each person to whom any such sale or offer is made a copy of the Prospectus and, if requested, the Statement of Additional Information (as then amended or supplemented) and will not furnish to any person any information relating to the shares of the Funds which is inconsistent in any respect with the information contained in the Prospectus and Statement of Additional Information (as then amended or supplemented) or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the Corporation.

         4. As a selected dealer, you are hereby authorized (i) to place orders directly with the Corporation for shares of the Funds to be resold by us to you subject to the applicable terms and conditions governing the placement of orders by us set forth in Section 3 of the Distribution Agreement and (ii) to tender shares directly to the Corporation or its agent for redemption subject to the applicable terms and conditions set forth in Section 4 of the Distribution Agreement.

         5. You shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding: e.g., by a change in the "net asset value" from that used in determining the offering price to your customers.

         6. No person is authorized to make any representations concerning shares of the Funds except those contained in the current Prospectus and Statement of Additional Information and in such printed information subsequently issued by us or the Corporation as information supplemental to such Prospectus and Statement of Additional Information. In purchasing shares through us you shall rely solely on the representations contained in the Prospectus and Statement of Additional Information and supplemental information above mentioned. Any printed information which we furnish you other than the Prospectus, Statement of Additional Information, periodic reports and proxy solicitation material is our sole responsibility and not the responsibility of the Corporation and you agree that the Corporation shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

         7. You agree to deliver to each of the purchasers making purchases from you a copy of the then current Prospectus and, if requested, the Statement of Additional Information at or prior to the time of offering or sale and you agree thereafter to deliver to such purchasers copies of the annual and interim reports and proxy solicitation materials relating to the Funds. You further agree to endeavor to obtain proxies from such purchasers. Additional copies of the Prospectus and Statement of Additional Information, annual or interim reports and proxy solicitation materials of the Funds will be supplied to you in reasonable quantities upon request.

         8. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of shares entirely or to certain persons or entities in a class or classes specified by us. Each party hereto has the right to cancel this Agreement upon notice to the other party.

         9. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the continuous offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act of 1933, as amended, or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

         10. You represent that you are a member of the National Association of Securities Dealers, Inc. and, with respect to any sales in the United States, we both hereby agree to abide by the Rules of Fair Practice of such Association.

         11. Upon application to us, we will inform you as to the states in which we believe the shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obligation as to your right to sell shares in any jurisdiction. We will file with the Department of State in New York a Further State Notice with respect to the shares, if necessary.

         12. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

         13. Your first order placed pursuant to this Agreement for the purchase of shares of the Funds will represent your acceptance of this Agreement.

                                  MERRILL LYNCH FUNDS DISTRIBUTOR, INC.


                                  By:
                                      ------------------------------------
                                              (Authorized Signature)
Please return one signed copy
  of this Agreement to:

         MERRILL LYNCH FUNDS DISTRIBUTOR, INC.
         Box 9081
         Princeton, New Jersey  08543-9011

         Accepted:

                 Firm Name: Merrill Lynch, Pierce, Fenner & Smith Inc.
                            ------------------------------------------
                 By:
                    --------------------------------------------------

                 Address: 800 Scudders Mill Road
                         ---------------------------------------------




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
                      Plainsboro, New Jersey 08536
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      Date:
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